UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 29, 2021

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement

On January 29, 2020, Socket Mobile (“we” or the “Company”) entered into an Amended and Restated Business Financing Agreement (the “Financing Agreement”) with Western Alliance Bank, an Arizona corporation (“Lender”). Among other things, the Financing Agreement increases the Domestic Line of Credit to $3.0 million that includes $2.0 million revolving facility and $1.0 million nonformula loan (the “Nonformula Loan”). The $1.0 million Nonformula loan was enrolled in the CalCAP Collateral Support Program and advanced at closing. The Company will make a principal reduction payment of $125,000, plus all accrued but unpaid interest on the 30th day of each April, July, October, and January. The Financing Agreement also extends the maturity date of both Domestic and EXIM Line of Credit to January 31, 2023. The original Financing Agreement was dated February 27, 2014 with subsequent modifications dated February 26, 2016, March 20, 2017, January 31, 2018, June 4, 2018, July 30, 2018, June 14, 2019, January 8, 2020, and August 28, 2020.

The Financing Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict our ability to, among other things, grant liens, make investments, incur indebtedness, merge or consolidate, dispose of assets, make acquisitions, pay dividends or make distributions, repurchase stock, enter into transactions with affiliates and enter into restrictive agreements, in each case subject to customary exceptions for a credit facility of this size and type. We are also required to maintain revenue and adjusted EBITDA at a minimum of 75% of the projections as approved by the Company’s Board of Directors, measured quarterly.

The Financing Agreement also contains customary events of default including, among others, payment defaults, breaches of covenants, bankruptcy and insolvency events, cross defaults with certain material indebtedness, judgment defaults, and breaches of representations and warranties. Upon an event of default, Lender may declare all or a portion of our outstanding obligations payable to be immediately due and payable and exercise other rights and remedies provided for under the Financing Agreement.

The foregoing description of the Financing Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Business Financing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Business Financing Agreement dated as of January 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer

Date: February 4, 2021